                                                                     EXHIBIT 3.9

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.     The name of the corporation is Bishop Manufacturing of New England, Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:


              A. To hold, own, rent, lease, develop, manage, and sell real property of every kind and description.

              B. To manufacture, buy, hold, own, mortgage, sell, and deal in any articles, wares, merchandise or commodities of every manner and description; to acquire and carry on a general merchandise business; to acquire, hold, use, assign, or mortgage letters patent of the United States or any foreign countries, patent rights, copy rights, licenses, privileges, and trademarks relating to or useful in connection with any business of the Corporation.

              C. To buy, sell, build, lease, rent, own, mortgage real and personal property of any description whatsoever situated and to do all other acts necessary for the proper conduct of such business.

              D. To acquire by purchase or otherwise, hold and enjoy the whole or any part of the properties, businesses and goodwill of any persons, firms, corporations or any other entities engaged in the operation of any business of any character whatsoever.

              E. To borrow money and issue Promissory Notes, bonds, debentures, and any other evidence of indebtedness in connection with such borrowing and to secure any such borrowing by mortgages on real property of the corporation and by security interest granted on any personal property of the Corporation, all on whatever terms are deemed desirable by the Corporation.

              F. To lend money to any persons, firms, corporations, or other entities on whatever terms may be deemed desirable in connection with the making of such loans, without any limitation whatsoever, and to accept whatever security in connection with such loans as the Corporation may deem desirable.

              G. It is understood that the foregoing statement of the nature of the businesses to be transacted and the purposes to be promoted or carried out by the Corporation is not intended to limit or restrict in any manner the exercise of all powers and rights conferred upon the Corporation by the General Corporation Laws of the State of Connecticut nor is the foregoing intended to limit the Corporation from doing any and all acts not expressly prohibited under the General Corporation Laws of the State of Connecticut, and the Corporation is expressly granted the right to perform all acts not expressly prohibited under, said General Corporation Laws of the State of Connecticut; and it is further understood that nothing contained herein is to be construed as an attempt to secure the powers to the Corporation not property obtainable by a corporation organized under the laws of the State of Connecticut.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

                     The Corporation is authorized to issue five thousand
              (5,000) shares of no par value common stock.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S. are as follows:

                     NONE.

5. The minimum amount of stated capital with which the corporation shall commence business is One Thousand ($1,000.00) dollars. (Not less than one thousand dollars)

6. (7) - Other provisions

                     The duration for the Corporation's existence under the
              laws of the State of Connecticut is unlimited.

Dated at Bridgeport this 1st day of November, 1988

I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

 This certificate of incorporation must be signed by one or more incorporators.

---------------------------------------------------------------------------------------------------------
 Name of Incorporator (Print or       Name of Incorporator (Print or       Name of Incorporator (Print or
 Type)                                Type)                                Type)

 1.  Howard S. Saffan                 2.  Leslie R. Goldbloom              3.  Leonard C. Blum

---------------------------------------------------------------------------------------------------------
 Signed (Incorporator)                Signed (Incorporator)                Signed (Incorporator)

 1.  /s/ Howard S. Saffan             2.  /s/ Leslie R. Goldbloom          3.  /s/ Leonard C. Blum
---------------------------------------------------------------------------------------------------------

APPOINTMENT OF STATUTORY AGENT FOR SERVICE

DOMESTIC CORPORATION

TO:  The Secretary of the State of Connecticut


Name of Corporation

  Bishop Manufacturing of New England, Inc.



                                   APPOINTMENT

The above corporation appoints as its statutory agent for service, one of the following:

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
 NAME OF NATURAL PERSON WHO IS RESIDENT OF CONNECTICUT    BUSINESS ADDRESS

 Howard S. Saffan                                         305 Knowlton Street, Bridgeport, CT
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                                                          RESIDENCE ADDRESS

                                                          660 Silver Spring Road, Fairfield, CT
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                                  AUTHORIZATION

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 NAME OF INCORPORATOR (Print or type)        SIGNED (Incorporator)            DATE
---------------------------------------------------------------------------------------------------
 Howard S. Saffan                             /s/ Howard S. Saffan            11/1/88
---------------------------------------------------------------------------------------------------
 Leslie R. Goldbloom                          /s/ Leslie R. Goldbloom         11/1/88
---------------------------------------------------------------------------------------------------
 Leonard C. Blum                              /s/ Leonard C. Blum             11/1/88
---------------------------------------------------------------------------------------------------

                                   ACCEPTANCE

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                        NAME OF STATUTORY AGENT FOR SERVICE (Print or    SIGNED (Statutory Agent for
                        Type)                                            Service)

---------------------------------------------------------------------------------------------------
 Accepted:              Howard S. Saffan                                  /s/ Howard S. Saffan
---------------------------------------------------------------------------------------------------

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF

INCORPORATION BY ACTION OF BOARD OF DIRECTORS AND

SHAREHOLDERS (Stock Corporation)



                              STATE OF CONNECTICUT

                             SECRETARY OF THE STATE




================================================================================

1.  NAME OF CORPORATION                                  DATE

       Bishop Manufacturing of New England, Inc.         May 1, 1989



2.  The Certificate of Incorporation is      A. AMENDED ONLY by the following
                                                resolution

       The name of the corporation is hereby changed to Bishop Manufacturing Company of New England, Inc.

3. (Omit if 2A is checked)

    (a) The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation as supplemented and amended to date, except as follows: (Indicate amendments made, if any. If none, so indicate.)


    (b) Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.


4. The above resolution was adopted by the board of directors and by shareholders.



5.     Vote of shareholders:

       (a)    (Use if no shares are required to be voted as a class)


 NUMBER OF SHARES ENTITLED TO VOTE    TOTAL VOTING POWER       VOTE REQUIRED FOR ADOPTION  VOTE FAVORING ADOPTION
                 800                            800                       534                       800

       (b) (if the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)



We hereby declare under the penalties of false statement that the statements made in the foregoing certificate are true.

-------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT (Print or  Type)                  NAME OF SECRETARY (Print or Type)

       Howard S. Saffan                                                Leslie R. Goldbloom
-------------------------------------------------------------------------------------------------
 SIGNED (President or Vice President)                SIGNED (Secretary or Assistant Secretary)

 /s/ Howard S. Saffan                                /s/ Leslie R. Goldbloom
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